BlackRock California Insured Municipal Bond Fund of
BlackRock California Municipal Series Trust

(formerly Merrill Lynch California Insured Municipal Bond Fund of
Merrill Lynch California Municipal Series Trust)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 25 filed on September 22, 2006 (SEC Accession No. 0000891092-06-002752).